As filed with the Securities and Exchange Commission on November 26, 2002

                                          Registration Statement No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           UNICO AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)


           Nevada                                                95-2583928
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


         23251 Mulholland Drive, Woodland Hills, California    91364
            (Address of Principal Executive Offices)         (Zip Code)

                             1999 Omnibus Stock Plan
                            (Full title of the plan)


                                  Erwin Cheldin
                             23251 Mulholland Drive
                           Van Nuys, California 91364
                      (Name and address of agent for service)

                                 (818) 591-9800
          (Telephone number, including area code, of agent for service)


                        Calculation of Registration Fee

  Title of          Amount        Proposed        Proposed          Amount of
 securities         to be          maximum         maximum         registration
   to be          registered      price per       price per            fee
 registered          (1)          share (2)      share (1)(2)        (1) (2)
 ----------       ----------      --------       -----------          -----

Common Stock       500,000        $4.7865        $2,393,250            $276


                  (1) The number of shares of Common Stock represents the maximum number of shares that may be issued under the 1999 Omnibus Stock Plan (whether pursuant to the exercise of options or restricted stock awards that have been or may be granted under said Plan) and/or upon which any stock appreciation rights that have been or may be granted under said Plan may be based. This Registration Statement also covers such indeterminable additional number of shares as may become so deliverable as a result of any future adjustments in accordance with the terms of said Plan.

                  (2) Calculated solely for the purpose of determining the registration fee, and based in part upon on 105,000 outstanding options at an exercise price of $9.25 per share, and 395,000 shares at $3.60 representing the average of the high and low sales prices for the Common Stock in the NASDAQ National Market System on November 22, 2002, as reported by NASDAQ.

                                EXPLANATORY NOTE

         This Registration Statement relates to up to 500,000 shares of the Common Stock, no par value, of Unico American Corporation, a Nevada corporation (the "Registrant"), that are available for distribution under the 1999 Omnibus Stock Plan of Registrant (the "Plan"). The Plan provides for awards in the form of restricted stock, stock options (including both incentive stock options and stock options that do not qualify as incentive stock options) and/or stock appreciation rights. The maximum number of shares available for distribution under the Plan is subject to adjustment as a result of certain anti-dilution provisions in the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
------            ---------------------------------------

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002; and the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002; and

         (c) The description of the Common Stock contained in Registrant's Registration of Securities Pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, having an effective date of November 24, 1969.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.
------            -------------------------
                  Not applicable.


Item 5.           Interests of Named Experts and Counsel.
------            --------------------------------------
                  Not applicable.


Item 6.           Indemnification of Directors and Officers.
------            -----------------------------------------
         Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party was not liable as provided under 78.138 of the Nevada Law or acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

         Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit if the Indemnified Party was not liable as provided under 78.138 of the Nevada Law or acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 of the Nevada Law further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) or (2) described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

         Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,
(c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

         Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such civil or criminal action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

         Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification under Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to said Section 78.751 does not exclude any other rights to which the person seeking indemnification may be entitled under the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to
Section 78.7502 or for the advancement of expenses under Subsection 2 of Section
78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

         Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person's status as an Indemnified Party whether or not the corporation would have the power to indemnify such person against such liability and expenses.

         Registrant maintains a policy of insurance under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policy, against certain costs that may be incurred by them in connection with the defense of certain claims which may brought against such persons in their capacity as a director or officer of Registrant.

Item 7.           Exemption from Registration Claimed.
------            -----------------------------------
                  Not applicable.


Item 8.           Exhibits
------            --------
Exhibit Number    Description
--------------    -----------
 5                Opinion of Alverson, Taylor, Mortensen, Nelson & Sanders

23.1              Consent of KPMG LLP, Independent Auditors

23.2 Consent of Alverson, Taylor, Mortensen, Nelson & Sanders included in Exhibit 5


Item 9.           Undertakings.
------            ------------

                  (a) The undersigned Registrant hereby undertakes:

                           (1)  To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
Section 10 (a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs(a)(1)(i) and
(a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on November 15, 2002.

                           UNICO AMERICAN CORPORATION



                           By /s/ Erwin Cheldin
                              -----------------
                              Erwin Cheldin,
                              Chairman of the Board

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                  Date
---------                    -----                                  ----

                             Chairman of the Board,
                             President and Chief Executive
                             Officer and Director
/s/ Erwin Cheldin            (Principal Executive (Officer)    November 15, 2002
-----------------
Erwin Cheldin

                             Treasurer, Chief Financial
                             Officer and Diredtor
                             (Principal Accounting and
/s/ Lester A. Aaron          Principal Financial Officer)      November 22, 2002
-------------------
Lester A. Aaron

                             Executive Vice President
/s/ Cary L. Cheldin           and Director                     November 15, 2002
-------------------
Cary L. Cheldin

                             Vice President, Secretary
/s/ George C. Gilpartick     and Director                      November 15, 2002
------------------------
George C. Gilpatirck


/s/ David A. Lewis           Director                          November 22, 2002
------------------
David A. Lewis


/s/ Warren D. Orloff         Director                          November 16, 2002
--------------------
Warren D. Orloff


/s/ Donald B. Urfrig         Director                          November 15, 2002
---------------------
Donald B. Urfrig

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number   Description
------   -----------

 5       Opinion of Alverson, Taylor, Mortensen, Nelson & Sanders

23.1     Consent of KPMG LLP, Independent Auditors

23.2 Consent of Alverson, Taylor, Mortensen, Nelson & Sanders included in Exhibit 5